UNITED STATES

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McDermott International, Inc.

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2019 Annual Meeting of Stockholders Investor Presentation

About McDermott Premier, fully-integrated provider of technology, engineering and construction solutions to the energy industry Operating in over 54 countries, McDermott’s locally focused and globally-integrated resources include approximately 32,000 employees, a diversified fleet of marine construction vessels and fabrication facilities around the world On May 10, 2018, completed the combination with Chicago Bridge & Iron Company N.V. (“CB&I”) through a series of transactions (the “Combination”) Engaged Board Committed to Sound Corporate Governance and Oversight of Business Strategy The Board is an invaluable source of perspective and insight, overseeing and engaging in our strategy for continued growth The Combination resulted in the addition of five new, experienced and qualified members to the Board, providing for immediate refreshment and a diverse mix of skills, experience, knowledge and independence for effective decision-making and risk oversight in supporting our long-term strategy Firmly committed to continuing our stockholder outreach program and incorporating feedback, which has resulted in best practice corporate governance and executive compensation policies and programs Strong Compensation Practices The Compensation Committee seeks to provide reasonable and competitive compensation, with the elements of total direct compensation, or TDC, targeted generally within approximately 15% of median compensation of our market for comparable positions Significant continued emphasis on variable, “at-risk” compensation that aligns pay with performance Rigorous financial performance metrics utilized in compensation program that are directly linked to McDermott’s strategy Executive Summary

About McDermott Completed strategic combination with CB&I on May 10, 2018 Fundamentally different and much larger company as compared to 2017, with expanded geographic, operational and technological reach Fully, vertically integrated offering for customers worldwide, with product solutions spanning onshore and offshore from concept to commissioning McDermott is a premier, fully integrated provider of engineering, construction and technology solutions to the global energy industry $ New York Stock Exchange MDR 12 MARINE CONSTRUCTION VESSELS Customers National, International and Independent Energy Companies 54 Operating Areas Countries in Oil and Gas Producing Regions Worldwide 7 PROJECTS COMPLETED ACROSS CONTINENTS 300+ PATENTS PATENT APPLICATIONS AND TRADEMARKS IN EASTLAND, TEXAS FOUNDED FABRICATION FACILITIES

2019 Annual Meeting of Stockholders – Items of Business Election of Directors ITEM 1 Advisory Vote to Approve Named Executive Officer Compensation ITEM 2 Ratification of Appointment of Ernst & Young LLP as Auditors ITEM 3 Approval of 2019 McDermott International, Inc. Long-Term Incentive Plan ITEM 4 The Board recommends a vote FOR each of these items of business

2019 Annual Meeting of Stockholders – Items of Business Election of Directors ITEM 1 The Board recommends a vote FOR each Director nominee

With the closing of the Combination, our Board increased from 9 to 11 members Added 5 new, experienced and qualified members to the Board, complementing the Board’s existing skills and expertise for post-Combination McDermott Each director brings a diverse mix of skills, experience, knowledge and independence to best position the Board for effective decision-making in supporting our long-term strategy Gary P. Luquette Chair of the Board Former President, Chief Executive Officer Frank’s International N.V. W. Craig Kissel Compensation Committee Chair Former President, Commercial Systems, Trane, Inc. John F. Bookout, III Partner, Apollo Global Management, LLC Mary L. Shafer-Malicki Former Senior Vice President and Chief Executive Officer, BP Angola, BP p.l.c. Philippe Barril Transition Committee Chair Chief Operating Officer, SBM Offshore, N.V. David Dickson President and Chief Executive Officer, McDermott International, Inc. Marsha C. Williams Former Senior Vice President and Chief Financial Officer, Orbitz Worldwide, Inc. L. Richard Flury Governance Committee Chair Former Chief Executive Officer, Gas, Power & Renewables, BP p.l.c. Forbes I. J. Alexander Executive Vice President, Jabil, Inc. James H. Miller Former Chairman, PPL Corporation Newly Refreshed Board is Strongly Positioned to Drive Success William H. Schumann, III Audit Committee Chair Former Executive Vice President FMC Technologies, Inc.

Focused and Engaged Board Our Board continuously evaluates its composition to ensure effective oversight of McDermott’s strategy in driving long-term stockholder value Mandatory retirement at age 72 Committee Chair rotation after five years of service Annual review of committee composition and individual director skills and qualifications Periodic third party evaluation of Board and Committee effectiveness, last conducted early 2017 11 Executive Leadership 11 Energy/Oilfield Services 9 Other Public Company Board Experience 6 Experience with Core Customers 10 International Operations 7 Financial Oversight Responsibilities 10 Corporate Governance Independent Perspective 10 Independent Directors 1 Non-Independent Director Balanced Board Tenure 2 8 or more years 1 1 to 4 years 3 5 to 7 years 5 Less than 1 year Relevant Skills and Experience Commitment to Board Refreshment

The Board is actively involved in stockholder outreach efforts Independent Board Chair Consistent director refreshment using a standardized process Independent director search firm utilized in selecting director candidates Majority voting for directors Use of independent third party facilitator in connection with 2017 annual Board and Committee evaluations Management succession planning oversight Board risk oversight Long-term incentive compensation is subject to forfeiture Annual incentive compensation is subject to linear and capped payouts Use of multiple performance metrics Significant stock ownership guidelines for directors and officers Double-trigger change-in-control agreements Annual review of share utilization Independent compensation consultant Annual review of peer group Clawback policy Repricing of underwater stock options Excise tax gross-ups Derivatives trading, hedging or pledging of McDermott stock Employment contracts providing for continued employment Strong Governance and Compensation Practices Remain a Priority Our Board believes in sound corporate governance and places significant weight on stockholder feedback in making decisions on corporate governance and executive compensation policies and programs Corporate Governance Practices Compensation Practices

Commitment to Ongoing and Meaningful Stockholder Engagement Our Board is firmly committed to constructive engagement with our stockholders and regularly reviews and responds to their expressed views In 2015, our Board established a formal and extensive stockholder outreach program on executive compensation and governance matters, under which certain directors and/or executive officers solicit feedback from our stockholders on governance and compensation matters Dialogue with stockholders has led to a number of meaningful changes Maintaining a Separate Chair of the Board and CEO Maintaining a Board comprised of all independent directors, except our CEO Engaging an independent third-party facilitator to conduct the annual Board and Committee evaluations every few years or as needed Adoption of limits on the number of outside boards on which our directors may serve Maintaining a commitment to Board refreshment Governance Social and Environmental Compensation Increasing disclosures on our corporate social responsibility and sustainability activities Establishing a formal CSR Corporate Steering Committee and a Global Coordination Team to more closely align CSR activities to our business objectives Taking steps to align our CSR framework to the ISO 26000:10 standard, which provides guidance to assess and address social responsibilities that are relevant and significant to McDermott’s: mission and vision; operations and processes; customers, employees, communities and other stakeholders; and environmental impact Enhancing transparency in proxy statement disclosures regarding compensation matters, including disclosing specific targets of our compensation programs and how they tie to our strategy Including a relative metric for long-term incentive plan awards Requiring double-trigger vesting of equity awards upon a change in control Introduction of a competitor peer group for performance-based equity awards Appropriate revisions to our compensation peer groups

2019 Annual Meeting of Stockholders – Items of Business Advisory Vote to Approve Named Executive Officer Compensation ITEM 2 The Board recommends a vote FOR the advisory vote on Named Executive Officer compensation

Order Intake Revenues Backlog Post-Combination: Our Operating Strategy and Increased Earnings Potential Post-Combination, McDermott is a fundamentally different and much larger company as compared to where we were in 2017, with significant earnings potential Integrate Complete the integration with CB&I successfully to establish a top tier, vertically integrated engineering, procurement and construction company, competitively differentiated in technology, customer relationships, Drive Drive savings throughout the organization and embody a best in class culture, with a focus on achieving synergy savings via the Combination Profitability Initiative, or CPI Position Develop strategy to position McDermott for future growth by capitalizing on a robust revenue opportunity pipeline and growing end markets Discipline Exercise disciplined bidding through thorough evaluation and assessment of project risk profiles Execute Deliver excellence in execution through implementation of the One McDermott Way Our 2018 operating strategy following the combination with CB&I was to pioneer a new kind of company, with a focus on the following strategic objectives: $ in billions

McDermott's compensation programs are designed to provide compensation that: Attracts, motivates and retains high-performing executives Provides performance-based incentives that reward achievement of short-term and long-term business goals and strategic objectives while recognizing individual contributions Aligns the interests of our executives with those of our stockholders Strategic Objective Performance Metric 2018 Executive Incentive Compensation Plan (Annual Bonus) Integrate & Execute Drive profitability via improved project execution Adjusted Operating Income Drive Prioritize liquidity needs Adjusted Free Cash Flow 2018 Long-Term Incentive Plan Awards — Performance Units Position Support future business Order Intake Integrate, Discipline & Execute Generate returns for stockholders Relative Total Shareholder Return Compensation Philosophy Links Strategy and Operational Performance Performance metrics and performance levels used within elements of annual and long-term compensation support our strategic and financial goals and drive the creation of stockholder value

The Compensation Committee seeks to provide reasonable and competitive compensation, with the elements of TDC targeted generally within approximately 15% of median compensation of our market for comparable positions (market range) The Compensation Committee considered the significantly increased size and scale of McDermott post-Combination, and identified a new Compensation Peer Group with consideration of the following: Post-Combination benchmarking and compensation review process led to changes in each element of CEO’s 2018 target TDC Post-Combination Compensation Peer Group and CEO Target TDC Comparable executive expertise Comparably sized executive roles Competitors for executive talent Comparable revenues Similarity of operations and business models Other comparable financial and capital value metrics Increased Size, Scope and Complexity Benchmarking of new peers New market median compensation opportunities Changes in elements of TDC Notwithstanding compensation increases, each element of CEO 2018 post-Combination target TDC remains within 3% of market range compensation

90% At Risk 10% Annual Base Salary Fixed cash compensation recognizing an executive officer’s experience, skill and performance 13% Annual Incentive, or EICP Variable compensation designed to reward achievement of short-term business goals and strategic objectives, while recognizing individual contributions 77% Long-Term Incentives, or LTI Variable compensation designed to align interests of executives with those of our stockholders with a focus on long-term performance results McDermott’s compensation program is designed to align interests of executives with those of our stockholders with a focus on long-term performance results CEO 2018 LTI Value Reduction $8.3 million $1.9 million 6/1/18 PU * 0 2 4 6 8 10 $6.4 million 6/1/18 RSU 3/1/18 RSU LTI Award Value on Grant Date LTI Award Value as of 12/31/18 CEO 2018 Post-Combination Target Total Direct Compensation * The LTI award value as of December 31, 2018 is based on McDermott’s closing stock price as of December 31, 2018. The value of performance units as of December 31, 2018 is based on achieving threshold performance. Significant Majority of CEO Pay is At Risk… Demonstrating Pay for Performance Alignment

2019 Annual Meeting of Stockholders – Items of Business Ratification of Appointment of Ernst & Young LLP as Auditors ITEM 3 The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Auditors

Auditor and Audit Committee Matters EY was appointed in 2018 following a competitive request for proposal process, replacing Deloitte & Touche LLP as our principal outside auditor In selecting EY to serve as McDermott’s auditor over competing firms, the Audit Committee considered, among other things: In determining whether to reappoint EY for fiscal year 2019, the Audit Committee considered a number of factors, including the quality of EY’s audit and non-audit work, based on its oversight of the firm’s work product, EY’s reports on its quality controls and its performance during 2018, external data on EY’s audit quality and performance, the appropriateness of EY’s fees and EY’s written disclosures and independence letter The Audit Committee determined the continued engagement of Ernst & Young LLP (“EY”) for fiscal year 2019 is in the best interests of McDermott and our stockholders Global, national and local capabilities to handle the breadth and complexity of McDermott’s global operations and ability to rely on component regional teams corresponding to the primary business locations of McDermott Technical expertise and knowledge of McDermott’s industry, global operations and potential risks McDermott will face Proposed lead partner and engagement team experience, qualifications and effectiveness; Relationships, resources, and processes used to monitor emerging legislative, regulatory, and accounting issues Processes for identifying and sharing with McDermott management industry best practices and trends and developments that affect our business environment Style, approach and frequency of communication with the Audit Committee and management; Approach to identifying and resolving technical issues with management; Plan for utilizing internal audit activities to drive efficiency in the execution of the external audit plan; Reasonableness of estimated fees, costs and billing practices for audit and non-audit services; Processes for monitoring and maintaining independence; and Processes for ensuring confidentiality of McDermott intellectual capital from any competitors served by the firm.

2019 Annual Meeting of Stockholders – Items of Business Approval of 2019 McDermott International, Inc. Long-Term Incentive Plan ITEM 4 The Board recommends a vote FOR the 2019 McDermott International, Inc. Long-Term Incentive Plan

Approval of 2019 Long-Term Incentive Plan Aligns with Stockholder Interests 2019 LTIP will replace 2016 LTIP and the CB&I LTIP Adoption of 2019 LTIP is necessary to continue our equity-based long-term incentive program and to avoid having to potentially increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees In determining the number of shares to make available under the 2019 LTIP, the Compensation Committee considered: Number of12,000,000 2,475,000, plus unused shares reserved shares reserved from prior plans Annual Limits on Employee Grants Maximum annual per person grant of 3,000,000 shares subject to options. Maximum annual per person grant of 3,000,000 shares in the form of restricted stock or restricted stock units. Maximum annual cash payout of $12,000,000 per person for performance units. No provision. As a result of the elimination of the performance-based compensation exception under Section 162(m) of the Code, these per person limitations are no longer necessary. Annual limits on director awards remain in place. Minimum Vesting Awards to employees subject to a minimum vesting period of one year from the date of grant, subject to an exception for up to 5% of the shares reserved. All awards (including director awards) will have a minimum vesting period of one year from the date of grant, subject to exceptions for up to 5% of the shares reserved as well as for director grants that vest at the next annual meeting. Our Board believes incentive awards are critical to attracting, retaining and engaging highly qualified employees and to aligning their financial interests with the financial interests of our stockholders Key Changes from 2016 LTIP Key historical stock usage data under the 2016 LTIP Advice of Meridian Compensation Partners, LLC, the independent compensation consultant Expected dilution resulting from the 2019 LTIP 2016 LTIP 2019 LTIP